Exhibit 3.1

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004 (the "Act")

SIXTH AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

FlatWorld Acquisition Corp.

1

Name

The name of the Company is FlatWorld Acquisition Corp.

2

Company Limited by Shares

The Company is a company limited by shares. The liability of each member is limited to the amount from time to time unpaid on such member's shares.

3

Registered Office

The first registered office of the Company will be situated at the office of the registered agent which is PO Box 4649, Road Town, Tortola, British Virgin Islands or such other place as the directors or members may from time to time decide, being the office of the registered agent.

4

Registered Agent

The first registered agent of the Company will be Forbes Hare, PO Box 4649, Road Town, Tortola, British Virgin Islands, VG1110 or such other registered agent as the directors or members may decide from time to time.

5

General Objects and Powers

Subject to Regulation 6 below the objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the BVI Business Companies Act, 2004 or as the same may be revised from time to time, or any other law of the British Virgin Islands.

6

Limitations on the Company's Business

For the purposes of section 9(4) of the Act the Company has no power to:

(a)

carry on banking or trust business, unless it is licensed under the Banks and Trust Companies Act, 1990;

(b)

carry on business as an insurance or as a reinsurance company, insurance agent or insurance broker, unless it is licensed under an enactment authorising it to carry on that business;

(c)

carry on the business of company management unless it is licensed under the Companies Management Act 1990;

(d)

carry on the business of providing the registered office or the registered agent for companies incorporated in the British Virgin Islands; or

(e)

carry on the business as a mutual fund, mutual fund manager or mutual fund administrator unless it is licensed under the Securities and Investment Business Act, 2010.

7

Authorised Shares

(a)

The Company is authorised to issue an unlimited number of shares of no par value divided into six classes of shares as follows:

(i)

an unlimited number of ordinary shares of no par value ("Ordinary Shares”);

(ii)

1,000,000 Class A preferred shares of no par value each ("Class A Preferred Shares");

(iii)

1,000,000 Class B preferred shares of no par value each ("Class B Preferred Shares");

(iv)

1,000,000 Class C preferred shares of no par value each ("Class C Preferred Shares");

(v)

1,000,000 Class D preferred shares of no par value each ("Class D Preferred Shares"); and

(vi)

1,000,000 Class E preferred shares of no par value each ("Class E Preferred Shares"), Class A – E Preferred shares together being “Preferred Shares”.

(b)

The shares in the Company shall be issued in the currency of the United States of America.

(c)

Except as provided for in Article 24.7 of the Articles, each share in the Company confers on the holder:

(i)

the right to one vote at a meeting of the members of the Company or on any resolution of the members of the Company;

(ii)

if and only if the provisions of Article 24 of the Articles apply to the holder of such share, have the right to be redeemed at the election of the holder of that share in accordance with the provisions of Article 24 of the Articles;

(iii)

the right to an equal share in any dividend paid by the Company in accordance with the Act; and

(iv)

the right to an equal share in the distribution of the surplus assets of the Company.

(d)

The directors may, subject to the Act, by amending this Memorandum and/or the Articles, determine the designations, powers, preferences and relative, participation, optional and other rights, if any, and the qualifications, limitations and restrictions thereof, if any, including without limitation preferences that any Preferred Shares issued by the Company confers on the holder.

8

Rights Not Varied by the Issue of Shares Pari Passu

The rights conferred upon the holders of the shares of any class shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

9

Registered Shares Only

Shares in the Company may only be issued as registered shares and the Company is not authorised to issue bearer shares. Registered shares may not be exchanged for bearer shares or converted to bearer shares.

10

Amendments

Subject to the provisions of the Act, the Company shall by resolution of the directors or members have the power to amend or modify any of the conditions contained in this Memorandum of Association or the Articles of Association, save that no amendment may be made by a Resolution of Directors:

(a)

to restrict the rights or powers of the voting members to amend the Memorandum or Articles;

(b)

to change the percentage of voting members required to pass a resolution to amend the Memorandum or Articles;

(c)

in circumstances where the Memorandum or Articles may only be amended by the voting members;

(d)

to clauses 7(c), 8 or this clause 10.

11

Definitions

The meanings of words in this Memorandum not otherwise defined herein are as defined in the Articles of Association.

NAME, ADDRESS AND DESCRIPTION OF INCORPORATOR

We, FH Corporate Services Ltd, of FH Chambers, P.O. Box 4649, Road Town, Tortola, British Virgin Islands, registered agent of the Company, hereby sign this Memorandum of Association for the purposes of incorporating a Private Company Limited by Shares under the BVI Business Companies Act, 2004 this 25 day of June 2010.

FH Corporate Services Ltd

P.O. Box 4649, Road Town, Tortola

British Virgin Islands

Incorporator

SGD. JOSE SANTOS

______________________

José Santos

For and on behalf of

FH Corporate Services Ltd

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004

SIXTH AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

FlatWorld Acquisition Corp.

Interpretation

The following Articles shall constitute the Articles of the Company. In these Articles, words and expressions defined in the Act shall have the same meaning and, unless otherwise required by the context, the singular shall include the plural and vice versa, the masculine shall include the feminine and the neuter and references to persons shall include corporations and all legal entities capable of having a legal existence.

In these Articles, unless there is something in the subject or context inconsistent therewith:

"Act"	means the BVI Business Companies Act, 2004 (as amended)
"Articles"	means these articles of association of the Company.
"Audit Committee"	means, where applicable, the audit committee of the Company formed pursuant to Article 19 hereof, or any successor audit committee.
"Auditor"	means the independent auditor of the Company, which shall be a firm of independent accountants.
"Automatic Liquidation Event"	shall have the meaning set forth in Article 24.4.
"Business Transaction"	shall have the meaning set out in Article 24.
"Business Transaction Articles"	means Article 24 relating to the Company's obligations regarding the consummation of a Business Transaction.
"clearing house"

a clearing house recognised by the laws of the jurisdiction in which the Shares (or depositary receipts therefore) are listed or quoted on a stock exchange or interdealer quotation system in such jurisdiction.

"Company"	means the above named company.
"competent regulatory authority"	a competent regulatory authority in the territory where the Shares (or depositary receipts therefore) are listed or quoted on a stock exchange or interdealer quotation system in such territory.
"Designated Stock Exchange"

shall mean either the Over-the-Counter Bulletin Board, the Global Select System, Global System or the Capital Market of the Nasdaq Stock Market, Inc., the American Stock Exchange, or the New York Stock Exchange, provided, however, that until the Shares are listed on any such "Exchange" the rules of any such Designated Stock Exchange shall be inapplicable to these Articles.

"directors"	means the directors for the time being of the Company.

"Dividend"	includes an interim dividend.
"Exchange Act"	means the Securities Exchange Act of 1934, as amended.
"executive office"	means such office of the Company as the directors may from time to time determine to be the principal office of the Company.
"existing Member"	means a holder of initial shares.
"FINRA"	means the Financial Industry Regulatory Authority.
"FINRA Manual"	means the document by that name as published from time to time by FINRA, or any successor organisation thereto, and includes any amendment or supplement to such document.
"FINRA Rules"	means the rules set forth in the FINRA Manual.
"initial shares"

means the ordinary shares issued to existing Members prior to the effectiveness of the registration statement relating to the IPO, and, for the avoidance of doubt, excludes Ordinary Shares purchased by the existing Members in or after the IPO.

"IPO"	shall have the meaning set forth in Article 24.
"IPO Shares"	shall have the meaning set forth in Article 24.
"Member"	has the same meaning as in the Act.
"Memorandum"	means the memorandum of association of the Company.
"Register of Members"	means the register maintained in accordance with the Statute and includes (except where otherwise stated) any duplicate Register of Members.
"Registered Office"	means the registered office for the time being of the Company.
"Seal"	means the common seal of the Company and includes every duplicate seal.
"SEC"	means the United States Securities and Exchange Commission.
"Securities Act”	means the Securities Act of 1933, as amended.

Shares

2.1

Every person whose name is entered as a member in the share register, being the holder of registered shares, shall without payment, be entitled to a certificate signed by a director or officer or under the common seal of the Company with or without the signature of any director or officer of the Company specifying the share or shares held and the par value thereof, provided that in respect of shares held jointly by several persons, the Company shall not be bound to issue more than one certificate and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

2.2

If a certificate is worn out or lost it may be renewed on production of the worn out certificate, or on satisfactory proof of its loss together with such indemnity as the directors may reasonably require. Any member receiving a share certificate shall indemnify and hold the Company and its officers harmless from any loss or liability which it or they may incur by reason of wrongful or fraudulent use or representation made by any person by virtue of the possession of such a certificate.

2.3

Nothing in these Articles shall require title to any Shares or other Securities to be evidenced by a certificate if the Act and the rules of the Designated Stock Exchange permit otherwise.

2.4

Subject to the Act and the rules of the Designated Stock Exchange, the board of directors without further consultation with the holders of any Shares or securities may resolve that any class or series of Shares or other securities from time to time in issue or to be issued, including Shares in issue at the date of the adoption of these Articles, may be issued, held, registered or converted to uncertificated form.

2.5

Conversion of Shares held in certificated form into Shares held in uncertificated form, and vice versa, may be made in such manner as the board of directors, in its absolute discretion, may think fit.  The Company or any duly authorised transfer agent shall enter on the register of members how many Shares are held by each member in uncertificated form and shall maintain the register of members.  Notwithstanding any provision of these Articles, a class or series of Shares shall not be treated as two classes by virtue only of that class of series comprising both certificated Shares and uncertificated Shares or as a result of any provision of these Articles which apply only in respect of certificated or uncertificated Shares.

2.6

Nothing contained in Articles 2.4 and 2.5 of these Articles is meant to prohibit the Shares in the Company from being able to trade electronically.  For the avoidance of doubt, Shares in the Company shall only be traded and transferred electronically upon consummation of the Company’s initial public offering.

Shares and Variation of Rights

3.1

Subject to the provisions of these Articles and, where applicable, the rules of the Designated Stock Exchange, the unissued shares of the Company (whether forming part of the original or any increased authorised shares) shall be at the disposal of the directors who may offer, allot, grant options over or otherwise dispose of them to such persons at such times and for such consideration, being not less than the par value of the shares being disposed of, and upon such terms and conditions as the directors may determine.

3.2

Without prejudice to any special rights previously conferred on the holders of any existing preferred shares or class of preferred shares, any class of preferred share in the Company may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting or otherwise as the directors may from time to time determine.

3.3

Subject to the provisions of the Act in this regard and the Business Transaction Articles, shares may be issued on the terms that they are redeemable, or at the option of the Company be liable to be redeemed on such terms and in such manner as the directors before or at the time of the issue of such shares may determine. The directors may issue options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of shares or securities in the Company on such terms as it may from time to time determine. Notwithstanding the foregoing, the directors may also issue options, warrants or convertible securities in connection with the Company's IPO.

3.4

Following completion of or in connection with, the Business Transaction the Company may redeem any share issued by the Company at a premium.

3.5

The rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of a majority of the issued shares of that class and the holders of a majority of the issued shares of any other class of shares which may be affected by such variation.

3.6

The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith. Except as otherwise expressly provided in the resolution or resolutions providing for the establishment of any class or series of preferred shares, no vote of the holders of preferred shares or of the holders of ordinary shares shall be a prerequisite to the issuance of any shares of any class or series of the preferred shares authorized by and complying with the conditions in the Memorandum or these Articles.

3.7

Except as required by the Act, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except as provided by these Articles or by the Act) any other rights in respect of any share except any absolute right to the entirety thereof by the registered holder.

Transfer of Shares

4.1

Shares in the Company shall be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee. The instrument of transfer shall also be signed by the transferee if registration as a holder of the shares imposes a liability to the Company on the transferee. The instrument of transfer of a registered share shall be sent to the Company for registration. Notwithstanding the above, shares in the Company may be registered through the transfer agent of the Company or through the broker-dealer selected by a share holder as a book-entry position on the books and records of the Company and may be electronically transferred between the transfer agent of the Company and the broker-dealer chosen by the shareholder, through a facility currently administered by The Depository Trust Company.

4.2

Subject to the Memorandum of Association, these Articles and to section 54(5) of the Act, the Company shall, on receipt of an instrument of transfer, enter the name of the transferee of the share in the register of members unless the directors resolve to refuse or delay the registration of the transfer for reasons that shall be specified in the resolution.

Transmission of Shares

5.1

Subject to sections 52(2) and 53 of the Act, the executor or administrator of a deceased member, the guardian of an incompetent member or the trustee of a bankrupt member shall be the only person recognised by the Company as having any title to his share, save that and only in the event of death, incompetence or bankruptcy of any member or members of the Company as a consequence of which the Company no longer has any directors or members, then upon the production of any documentation which is reasonable evidence of the applicant being entitled to:

(a)

a grant of probate of the deceased's will, or grant of letters of administration of the deceased's estate, or confirmation of the appointment as executor or administrator (as the case may be), of a deceased member's estate; or

(b)

the appointment of a guardian of an incompetent member; or

(c)

the appointment as trustee of a bankrupt member: or

(d)

upon production of any other reasonable evidence of the applicant's beneficial ownership of, or entitlement to the shares.

to the Company's registered agent in the British Virgin Islands together with (if so requested by the registered agent) a notarised copy of the share certificate(s) of the deceased, incompetent or bankrupt member, an indemnity in favour of the registered agent and appropriate legal advice in respect of any document issued by a foreign court, then the administrator, executor, guardian or trustee in bankruptcy (as the case may be) notwithstanding that their name has not been entered in the share register of the Company, may by written resolution of the applicant, endorsed with written approval by the registered agent, be appointed a director of the Company or entered in the share register as the legal and or beneficial owner of the shares.

5.2

The production to the Company of any document which is reasonable evidence of:

(a)

a grant of probate of the will, or grant of letters of administration of the estate, or confirmation of the appointment as executor, of a deceased member; or

(b)

the appointment of a guardian of an incompetent member; or

(c)

the trustee of a bankrupt member; or

(d)

the applicant's legal and or beneficial ownership of the shares.

shall be accepted by the Company even if the deceased, incompetent member or bankrupt member is domiciled outside the British Virgin Islands if the document is issued by a foreign court which had competent jurisdiction in the matter. For the purposes of establishing whether or not a foreign court had competent jurisdiction in such a matter the directors may obtain appropriate legal advice. The directors may also require an indemnity to be given by the executor, administrator, guardian or trustee in bankruptcy.

5.3

Any person becoming entitled by operation of law or otherwise to a share or shares in consequence of the death, incompetence or bankruptcy of any member may be registered as a member upon such evidence being produced as may reasonably be required by the directors. An application by any such person to be registered as a member shall for all purposes be deemed to be a transfer of shares of the deceased, incompetent or bankrupt member and the directors shall treat it as such.

5.4

Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any member may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such share or shares and such request shall likewise be treated as if it were a transfer.

5.5

What amounts to incompetence on the part of a person is a matter to be determined by the court having regard to all the relevant evidence and the circumstances of the case.

Acquisition of Own Shares

Subject to the provisions of the Act in this regard and, where applicable, the rules of the Designated Stock Exchange and/or any competent regulatory authority and the Business Transaction Articles, the directors may, on behalf of the Company purchase, redeem or otherwise acquire any of the Company's own shares for such consideration as they consider fit, and either cancel or hold such shares as treasury shares. The directors may dispose of any shares held as treasury shares on such terms and conditions as they may from time to time determine. Shares may be purchased or otherwise acquired in exchange for newly issued shares in the Company.

Meetings of Members

7.1

The directors may convene meetings of the members of the Company at such times and in such manner and places as the directors consider necessary or desirable, and they shall convene such a meeting upon the written request of members entitled to exercise at least thirty (30) percent of the voting rights in respect of the matter for which the meeting is requested.   Following the Company’s Business Transaction, an annual meeting of members for election of directors and for such other business as may come before the meeting shall be held each year at such date and time as may be determined by the directors.

7.2

Ten (10) days written notice at the least specifying the place, the day and the hour of the meeting and general nature of the business to be conducted shall be given in the manner hereinafter mentioned to such persons whose names on the date the notice is given appear as members in the share register of the Company and are entitled to vote at the meeting.

7.3

Notwithstanding Article 7.1, a meeting of members held in contravention of the requirement to give notice is valid if members holding a majority of:

(a)

the total voting rights on all the matters to be considered at the meeting; or

(b)

the votes of each class or series of shares where members are entitled to vote thereon as a class or series together with an absolute majority of the remaining votes,

have waived notice of the meeting and, for this purpose, the presence of a member at the meeting shall be deemed to constitute waiver on his part.

7.4

The inadvertent failure of the directors to give notice of a meeting to a member or the fact that a member has not received the notice shall not invalidate the meeting.

Proceedings at Meetings of Members

8.1

No business shall be transacted at any meeting unless a quorum of members is present at the time when the meeting proceeds to business. A quorum shall consist of the holder or holders present in person or by proxy entitled to exercise at least fifty (50) percent of the voting rights of the shares of each class or series of shares entitled to vote as a class or series thereon and the same proportion of the votes of the remaining shares entitled to vote thereon.

8.2

If, within half an hour from the time appointed for the meeting, a quorum is not present, the meeting shall be dissolved.

8.3

At every meeting the members present shall choose someone of their number to be the chairman (the "Chairman"). If the members are unable to choose a Chairman for any reason, then the person representing the greatest number of voting shares present at the meeting shall preside as Chairman failing which the oldest individual member present at the meeting or failing any member personally attending the meeting, the proxy present at the meeting representing the oldest member of the Company, shall take the chair.

8.4

The Chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

Votes of Members

9.1

At any meeting of members every holder of a voting share present in person or by proxy shall have one vote for every voting share of which he is the holder.

9.2

Subject to the Memorandum of Association or these Articles and until the consummation of the Company's IPO, an action that may be taken by members of the Company at a meeting of members may also be taken by a resolution of members consented to in writing or by telex, telegram, cable or other written electronic communication, without the need for any notice. Subsequent to the Company's IPO, any action required or permitted to be taken by the members of the Company must be effected by a duly convened and held meeting of the Company or may be effected by a written consent of the members.

9.3

If a committee is appointed for any member who is of unsound mind, that member may vote by such committee.

9.4

If two or more persons are jointly entitled to a registered share or shares and if more than one of such persons shall vote in person or by proxy at any meeting of members or in accordance with the terms of Article 9.1, the vote of that person whose name appears first among such voting joint holders in the share register shall alone be counted.

9.5

Votes may be given either personally or by proxy or by such electronic means as may be permitted by the Company.

9.6

The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

9.7

Subject to Article 9.8 below, an instrument appointing a proxy shall be in such form as the Chairman of the meeting shall accept as properly evidencing the wishes of the member appointing the proxy.

9.8

The instrument appointing a proxy shall be in writing under the hand of the appointer unless the appointer is a corporation or other form of legal entity other than one or more individuals holding as joint owner in which case the instrument appointing a proxy shall be in writing under the hand of an individual duly authorised by such corporation or legal entity to execute the same. The Chairman of any meeting at which a vote is cast by proxy so authorised may call for a notarially certified copy of such authority which shall be produced within seven days of being so requested failing which the vote or votes cast by such proxy shall be disregarded.

Corporations Acting by Representatives at Meetings

Any corporation or other form of corporate legal entity which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the members or any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company.

Directors

11.1

Subject to any subsequent amendment to change the number of directors, the number of the directors shall be not less than one or more than fifteen.

11.2

The first director or directors shall be appointed by the registered agent of the Company. Thereafter, the directors shall be appointed:

11.2.1

subject to Article 11.2.2 below, by the members or the directors for such terms as the members or directors may determine and may be removed by the members or the directors by way of a resolution;

11.2.2

immediately prior to the consummation of an IPO, the directors shall be divided into two classes: Class A and Class B. The number of directors in each class shall be as nearly equal as possible. The existing directors shall by resolution classify themselves as Class A or Class B directors. The Class A directors shall stand elected for a term expiring at the Company's first annual general meeting and the Class B directors shall stand elected for a term expiring at the Company's second annual general meeting. Commencing at the Company's first annual general meeting, and at each annual general meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the second succeeding annual general meeting after their election. Except as the Act or other applicable law may otherwise require, in the interim between annual general meetings or general meetings called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, additional directors and any vacancies in the board of directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in these Articles), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

11.3

Notwithstanding the provisions of section 114 of the Act, each director holds office until his successor takes office or until his earlier death, resignation or removal by the members as per Article 11.2 or a resolution passed by the majority of the remaining directors.

11.4

Subject to Article 11.2 above, a vacancy in the board of directors may be filled by a resolution of members or a resolution passed by the majority of the remaining directors.

11.5

A director shall not require a share qualification, but nevertheless shall be entitled to attend and speak at any meeting of the members and at any separate meeting of the holders of any class of shares in the Company.

11.6

No director shall have the power to appoint an alternative director or another person to act in his place at any meeting of the directors.

11.7

The directors or if the Shares (or depositary receipts therefore) are listed or quoted on a Designated Stock Exchange, and if required by the Designated Stock Exchange, any committee thereof, may, by resolution, fix the emolument of directors in respect of services rendered or to be rendered in any capacity to the Company. The directors may also be paid such travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the directors, or any committee of the directors or meetings of the members, or in connection with the business of the Company as shall be approved by resolution of the directors.

11.8

Any director who, by request, goes or resides abroad for any purposes of the Company, or who performs services which in the opinion of the Board go beyond the ordinary duties of a director, may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as shall be approved by resolution of the directors, or any committee thereof.

11.9

The Company may pay to a director who at the request of the Company holds any office (including a directorship) in, or renders services to, any company in which the Company may be interested, such remuneration (whether by way of salary, commission, participation in profits or otherwise) in respect of such office or services as shall be approved by resolution of the directors, or any committee thereof.

11.10

The office of director shall be vacated if the director:

(a)

is removed from office by resolution of members; or

(b)

is removed from office by resolution of the directors of the Company; or

(c)

becomes disqualified to act as a director under section 111 of the Act.

11.11

A director may hold any other office or position of profit under the Company (except that of auditor) in conjunction with his office of director, and may act in a professional capacity to the Company on such terms as to remuneration and otherwise as the directors shall arrange.

11.12

A director may be or become a director or officer of, or otherwise be interested in any company promoted by the Company, or in which the Company may be interested, as a member or otherwise and no such director shall be accountable for any remuneration or other benefits received by him as director or officer or from his interest in such other company. The directors may also exercise the voting powers conferred by the shares in any other company held or owned by the Company in such manner in all respects as they think fit, including the exercise thereof in favour of any resolutions appointing them, or of their number, directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company. A director may vote in favour of the exercise of such voting rights in the manner aforesaid notwithstanding that he may be, or be about to become, a director or officer of such other company, and as such in any other manner is, or may be, interested in the exercise of such voting rights in the manner aforesaid.

11.13

No director shall be disqualified by his office from contracting with the Company either as a vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any director shall be in any way interested be voided, nor shall any director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement, by reason of such director holding that office or by reason of the fiduciary relationship thereby established, provided the procedure in Article 11.14 below is followed.

11.14

A director of the Company shall, immediately after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose such interest to the board of directors.

11.15

A director of the Company is not required to comply with Article 11.14 above if:

(a)

the transaction or proposed transaction is between the director and the Company; and

(b)

the transaction or proposed transaction is or is to be entered into in the ordinary course of the Company's business and on usual terms and conditions.

11.16

For the purposes of Article 11.14 above, a disclosure to the board to the effect that a director is a member, director, officer or trustee of another named company or other person and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that company or person, is a sufficient disclosure of interest in relation to that transaction.

11.17

Subject to section 125(1) of the Act, the failure by a director to comply with Article 11.14 does not affect the validity of a transaction entered into by the director or the Company.

Officers

12.1

The directors of the Company may, by resolution of directors, appoint officers of the Company at such times as shall be considered necessary or expedient, and such officers may consist of a President, one or more Vice Presidents, a Secretary, a Chief Executive Officer, a Chief Financial Officer and a Treasurer and/or such other officers as may from time to time be deemed desirable. The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modifications in such duties as may be prescribed by the directors thereafter, but in the absence of any specific allocation of duties it shall be the responsibility of the President to manage the day to day affairs of the Company, the Vice Presidents to act in order of seniority in the absence of the President, but otherwise to perform such duties as may be delegated to them by the President, the Secretary to maintain the registers, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the Treasurer to be responsible for the financial affairs of the Company.

12.2

Any person may hold more than one office and no officer need be a director or member of the Company. The officers shall remain in office until removed from office by the directors, whether or not a successor is appointed.

12.3

Any officer who is a body corporate may appoint any person its duly authorised representative for the purpose of representing it and of transacting any of the business of the officers.

12.4

Subject to the rules of the Designated Stock Exchange, the emoluments of all officers shall be fixed by resolution of directors.

Powers of Directors

13.1

The business of the Company shall be managed by the directors who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company, and may exercise all such powers of the Company necessary for managing and for directing and supervising, the business and affairs of the Company as are not by the Act or by these Articles required to be exercised by the members subject to any delegation of such powers as may be authorised by these Articles and permitted by the Act and to such requirements as may be prescribed by resolution of the members, but no requirement made by resolution of the members shall prevail if it be inconsistent with these Articles nor shall such requirement invalidate any prior act of the directors which would have been valid if such requirement had not been made.

13.2

The board of directors may entrust to and confer upon any director or officer any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers. Subject to the provisions of section 110 of the Act, the directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit. Any committees so formed shall in the exercise of powers so delegated conform to any regulations that may be imposed on it by the directors or the provisions of the Act.

13.3

The directors may from time to time by power of attorney appoint any company, firm or person or body of persons to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles) and for such period and subject to such conditions as the directors think fit.

3.4

Any director who is a body corporate may appoint any person its duly authorised representative for the purpose of representing it at meetings of the directors and of transacting any of the business of the directors.

13.5

All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be, in such manner as the directors shall from time to time by resolution determine.

13.6

The directors may:

(a)

exercise all the powers of the Company to borrow money and to mortgage or charge its undertakings and property, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party; and

(b)

where the Company is a wholly-owned subsidiary, the directors may in exercising their powers or performing their duties, act in a manner which the directors believe is in the best interests of the Company's holding company even though it may not be in the best interests of the Company.

13.7

The continuing directors may act notwithstanding any vacancy in their body, save that if the number of directors shall have been fixed at two or more persons and by reason of vacancies having occurred in the board of directors there shall be only one continuing director, he shall be authorised to act alone only for the purpose of appointing another director.

Proceedings of Directors

14.1

The meetings of the board of directors and any committee thereof shall be held at such place or places as the directors shall decide.

14.2

The directors may elect a chairman (the "Chairman of the Board of Directors”) of their meeting and determine the period for which he is to hold office. If no such Chairman of the Board of Directors is elected, or if at any meeting the Chairman of the Board of Directors is not present at the time appointed for holding the meeting, the directors present may choose one of their number to be Chairman of the Board of Directors for the meeting. If the directors are unable to choose a Chairman of the Board of Directors, for any reason, then the oldest director present at the meeting shall preside as the Chairman of the Board of Directors.

14.3

The directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. A director may at any time summon a meeting of the directors. If the Company shall have only one director, the provisions hereinafter contained for meetings of the directors shall not apply but such sole director shall have full power to represent and act for the Company in all matters and in lieu of minutes of a meeting shall record in writing and sign a note of memorandum of all matters requiring a resolution of the directors. Such note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

14.4

A director shall be given not less than three (3) days notice of a meeting of the directors.

14.5

Notwithstanding Article 14.4, a meeting of directors held in contravention of Article 14.4 is valid if a majority of the directors, entitled to vote at the meeting, have waived the notice of the meeting; and, for this purpose, the presence of a director at the meeting shall be deemed to constitute waiver on his part.

14.6

The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice shall not invalidate the meeting.

14.7

A meeting of the directors is duly constituted for all purposes if at the commencement of the meeting there are present in person not less than one-third of the total number of directors with a minimum of two (2), or in the case of only one director a minimum of one (1).

14.8

If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall be dissolved.

14.9

Any one or more members of the board of directors or any committee thereof may participate in a meeting of such board of directors or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participating by such means shall constitute presence in person at a meeting.

14.10

A resolution approved by a majority of the directors for the time being entitled to receive notice of a meeting of the directors or of a committee of the directors and taking the form of one or more documents in writing or by telefax or other written or electronic communication shall be as valid and effectual as if it had been passed at a meeting of the directors or of such committee duly convened and held, without the need for any notice.

Indemnity

Subject to the provisions of the Act, the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)

is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil. Criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or

(b)

is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

Seal

The directors shall provide for the safe custody of the common seal of the Company. The common seal when affixed to any instrument except as provided in Article 2.1, shall be witnessed by a director or officer of the Company or any other person so authorised from time to time by the directors. The directors may provide for a facsimile of the common seal and approve the signature of any director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the common seal has been affixed to such instrument and the same had been signed as hereinbefore described.

Distributions

17.1

Subject to the provisions of the Act and the Business Transaction Articles, the directors of a Company may, by resolution, authorise a distribution by the Company at a time, and of an amount, and to any members they think fit if they are satisfied, on reasonable grounds, that the Company will, immediately after the distribution, satisfy the solvency test as stipulated in section 56 of the Act.

17.2

Subject to the rights of the holders of shares entitled to special rights as to distributions, all distributions shall be declared and paid according to the par value of the shares in issue, excluding those shares which are held by the Company as Treasury Shares at the date of declaration of the distribution.

17.3

The directors may, before recommending any distribution, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at their discretion, either be employed in the business of the Company or be invested in such investments as the directors may from time to time think fit.

17.4

If several persons are registered as joint holders of any share, any of them may give effectual receipt for any distribution or other monies payable on or in respect of the share.

17.5

Notice of any distribution that may have been declared shall be given to each member in manner hereinafter mentioned and all distributions unclaimed for three years after having been declared may be forfeited by the directors for the benefit of the Company.

17.6

No distribution shall bear interest against the Company,

Company Records

18.1

The Company shall keep records that:

(a)

are sufficient to show and explain the Company's transactions; and

(b)

will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

18.2

The Company shall keep:

(a)

minutes of all meetings of:

(i)

directors,

(ii)

 members,

(iii)

committees of directors, and

(iv)

committees of members;

(b)

copies of all resolutions consented to by:

(i)

directors,

(ii)

members,

(iii)

committees of directors, and

(iv)

committees of members;

(c)

an imprint of the common seal at the registered office of the Company.

18.3

The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the directors may determine:

(a)

minutes of meetings and resolutions of members and of classes of members maintained in accordance with Article 18.2; and

(b)

minutes of meetings and resolutions of directors and committees of directors maintained in accordance with Article 18.2.

18.4

The Company shall keep the following documents at the office of its registered agent:

(a)

the Memorandum of Association and Articles of the Company;

(b)

the register of members maintained in accordance with Article 18.7 or a copy of the register of members;

(c)

the register of directors maintained in accordance with Article 18.6 or a copy of the register of directors;

(d)

copies of all notices and other documents filed by the Company in the previous ten years: and

(e)

a copy of the register of charges kept by the Company pursuant to section 162(1) of the Act.

18.5

(a)

Where the Company keeps a copy of the register of members or the register of directors at the office of its registered agent, it shall

(i)

within 15 days of any change in the register, notify the registered agent, in writing, of the change: and

(ii)

provide the registered agent with a written record of the physical address of the place or places at which the original register of members or the original register of directors is kept.

(b)

Where the place at which the original register of members or the original register of directors is changed, the Company shall provide the registered agent with the physical address of the new location of the records within 14 days of the change of location_

18.6

The Company shall keep a register to be known as a register of directors containing the names and addresses of the persons who are directors of the Company, the date on which each person whose name is entered in the register was appointed as a director of the Company, the date on which each person named as a director ceased to be a director of the Company, and such other information as may be prescribed.

18.7

The Company shall maintain an accurate and complete register of members showing the full names and addresses of all persons holding registered shares in the Company, the number of each class and series of registered shares held by such person, the date on which the name of each member was entered in the register of members and where applicable, the date such person ceased to hold any registered shares in the Company.

18.8

The records, documents and registers required by Articles 18.1 to 18.7 inclusive shall be open to the inspection of the directors at all times.

18.9

The directors shall from time to time determine whether and to what extent and at what times and places and under what conditions the records, documents and registers of the Company or any of them shall be open to the inspection of members not being directors, and no member (not being a director) shall have any right of inspecting any records, documents or registers of the Company except as conferred by the Act or authorised by resolution of the directors.

Audit

19.1

Subject to the Act, the accounts of the Company shall be audited at least once in every year.

19.2

Without prejudice to the freedom of the directors to establish any other committee, if the Shares (or depositary receipts therefore) are listed or quoted on the Designated Stock Exchange, and if required by the Designated Stock Exchange, the directors shall establish and maintain an Audit Committee as a committee of the board of directors, the composition and responsibilities of which shall comply with the rules and regulations of the SEC and the Designated Stock Exchange. The Audit Committee shall meet at least once every financial quarter, or more frequently as circumstances dictate.

19.3

If the Shares are listed or quoted on a Designated Stock Exchange that requires the Company to have an Audit Committee, then the directors shall adopt a formal written Audit Committee charter and review and assess the adequacy of the formal written charter on an annual basis.

19.4

If the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, the Company shall, if required, conduct an appropriate review of all related party transactions on an ongoing basis and shall utilise the Audit Committee for the review and approval of potential conflicts of interest. Specifically, the Audit Committee shall approve any transaction or transactions between the Company and any of the following parties:

19.4.1

any Member owning an interest in the voting power of the Company that gives such Member a significant influence over the Company;

19.4.2

any director or executive officer of the Company and any relative of such director or executive officer; and

19.4.3

any person in which a substantial interest in the voting power of the Company is owned, directly or indirectly, by a person referred to in Articles 19.4.1 or 19.4.2 or over which such a person is able to exercise significant influence; and

19.5

if applicable, and subject to applicable law and the rules of the Designated Stock Exchange:

19.5.1

at the annual general meeting or at a subsequent extraordinary general meeting in each year, the Members shall appoint an Auditor who shall hold office until the Members appoint another Auditor. Such auditor may be a Member but no director or officer or employee of the Company shall during, his continuance in office, be eligible to act as Auditor;

19.5.2

a person, other than a retiring Auditor, shall not be capable of being appointed Auditor at an annual general meeting unless notice in writing of an intention to nominate that person to the office of Auditor has been given not less than ten days before the annual general meeting and furthermore the Company shall send a copy of such notice to the retiring Auditor;

19.5.3

the Members may, at any general meeting convened and held in accordance with these Articles, by resolution remove the Auditor at any time before the expiration of his term of office and shall by resolution at that meeting appoint another Auditor in his stead for the remainder of his term.

19.6

Every auditor of the Company shall have a right of access at all times to the books of accounts of the Company, and shall be entitled to require from the officers of the Company such information and explanations as he thinks necessary for the performance of his duties.

19.7

The remuneration of the Auditor shall be fixed by resolution of directors or in such manner as the directors may determine.

19.8

If the office of Auditor becomes vacant by resignation or death of the Auditor, or by his becoming incapable of acting by reason of illness or other disability at a time when his services are required, the directors shall fill the vacancy and determine the remuneration of such Auditor.

19.9

The report of the auditor shall be annexed to the accounts upon which he reports, and the auditor shall be entitled to receive notice of, and to attend, any meeting at which the Company's audited Profit and Loss Account and Balance Sheet is to be presented. The financial statements of the Company shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in general meeting. The generally accepted auditing standard referred to herein may be those of a country or jurisdiction other than the British Virgin Islands. If so, the financial statements and the report of the Auditor should disclose this act and name such country or jurisdiction.

Notices

20.1

Any notice, information or written statement required to be given to members shall be served by mail (air-mail service if available) addressed to each member at the address shown in the share register.

20.2

All notices directed to be given to the members shall, with respect to any registered shares to which persons are jointly entitled, be given to whichever of such persons is named first in the share register, and notice so given shall be sufficient notice to all the holders of such shares.

20.3

Any notice, if served by post, shall be deemed to have been served on the fifth day following the date of posting (or on the day after posting if sent by FedEx, UPS, DHL or any other international courier firm), and in proving such service it shall be sufficient to prove that the letter containing the notice was properly addressed and mailed with the postage prepaid.

Pension and Superannuation Fund

The directors may establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or emoluments any persons who are or were at any time in the employment or service of the Company or any company which is a subsidiary of the Company or is allied to or associated with the Company or with any such subsidiary, or who are or were at any time directors or officers of the Company or of any such other company as aforesaid or who hold or held any salaried employment or office in the Company or such other company, or any persons in whose welfare the Company or any such other company as aforesaid is, or has been at any time, interested, and to the wives, widows, families and dependents of any such persons, and make payments for or towards the insurance of such persons as aforesaid, and may do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid. A director holding any such employment or office shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension, allowance or emolument.

Winding Up

Subject to the Business Transaction Articles, the Company may be voluntarily liquidated under Part XII of the Act if it has no liabilities and it is able to pay its debts as they become due. If the Company shall be wound up, and subject to Article 24.4, the liquidator may, in accordance divide amongst the members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any such property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members the liquidator also having regard to any contractual arrangement entered into by the Members waiving any right they may have to receive distributions upon a liquidation. The liquidator may vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributors as the liquidator shall think fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

Amendment to Articles

The Company may alter or modify the conditions contained in these Articles as originally drafted or as amended from time to time by a resolution of the directors or the members except that for the purpose of amending or modifying any of the Business Transaction Articles or Article 11.2.2 the Company shall require a resolution of a majority of the shares voted at a meeting of members.  An amendment to Articles 24.2 - 24.4 of the Business Transaction Articles shall require a seventy-five per cent. majority of those shareholders in attendance at the meeting and voting by person or by proxy unless any such amendment, in the sole and absolute discretion of the directors, is necessary or desirable in order to make Article 24 consistent with the Company’s registration statement dated 9 December 2010, in which case any such amendment may be made by a resolution of the directors of the Company.

Business Transaction Articles

24.1

The following Articles 24.1 through 24.7 and Article 11.2.2 shall terminate upon the consummation of any "Business Transaction," and may not be amended during the "Target Business Acquisition Period" except as otherwise provided in these Articles. A "Business Transaction" shall mean the initial acquisition by the Company, whether through a merger, share exchange, asset or share acquisition, exchangeable share transaction, contractual control arrangement or other similar type of transaction, of one or more assets or operating businesses (a "Target Business") at Fair Value from the funds held in the Trust Account.

The term "Trust Account" shall mean the trust account established by the Company at the consummation of the IPO and into which a certain amount of the IPO proceeds are deposited. The "Target Business Acquisition Period" shall mean the period commencing from the effectiveness of the registration statement filed with the SEC in connection with the Company's IPO up to and including the first to occur of (a) a Business Transaction; or (b) the Termination Date (defined below). In the event of a conflict between Articles 24.1 through 24.7 and any other Articles, the provisions of these Articles 24.1 through 24.7 shall prevail.

"Fair Value" for the purposes of this Article shall be determined by the board of directors of the Company. In the event Company seeks to complete a Business Transaction with a company that is affiliated, within the meaning of Rule 405 of the Securities Act, with an existing Member, officer or director, it will obtain an opinion from an independent investment banking firm which may or may not be a member of FINRA that such an initial business transaction is fair to the Company’s members from a financial point of view.

24.2

Unless a tender offer is not required to be made to effect a Business Transaction, or if a shareholder vote is required by law even if a tender offer is made, the Company shall, prior to the consummation of any Business Transaction, submit such Business Transaction to its Members for approval. In the event that a majority of the votes cast at the meeting to approve the Business Transaction are voted for the approval of such Business Transaction, the Company shall be authorised to consummate the Business Transaction (subject to the successful completion of a tender offer, if applicable); provided that the Company shall not consummate any Business Transaction if the holders of an aggregate of over seventy-six and one half per cent (76.5%) (which shall be adjusted pro-rata based on the proportion of the underwriters’ over-allotment option which is exercised, up to a maximum of seventy-nine and one half per cent (79.5%) if the over-allotment is exercised in full) of the IPO Shares exercise their redemption rights with respect to the Business Transaction.

24.3

In the event that a Business Transaction is approved in accordance with Article 24.2, and is consummated by the Company, any Member holding Shares issued in the Company's initial public offering (the "IPO") of securities (the "IPO Shares"), other than existing Members, executive officers and directors, who voted (if applicable) in favour of or against the Business Transaction may, but shall not be obligated to, contemporaneously with such vote, demand that the Company redeem his IPO Shares for cash in accordance with the process for redemption to be set forth in the Company's proxy statement or tender offer materials relating to such vote. If so demanded, the Company shall, promptly after the consummation of the Business Transaction, pay such redeeming Member: a) in the case of a member voting in favour of the Business Transaction (where no tender offer is required), a pro rata portion of the trust account, less taxes and any interest earned on the proceeds placed in the trust account actually withdrawn for working capital purposes, or b) in the case of a member voting against the Business Combination (where no tender offer is required), cash equal to their pro rata share of the aggregate amount in the trust account less taxes and interest earned on the proceeds placed in the trust account; provided, that any such redeeming Member who together with any affiliate of his or any other person with whom he is acting in concert or as a “group" (as such term is defined under the Securities Act of 1933, as amended) will be restricted from seeking redemption with respect to an aggregate of more than seventeen and one-half per cent (17.5%) of the total IPO Shares in case no tender offer is required (but only with respect to the amount over seventeen and one-half per cent (17.5%)  of the total IPO Shares). In the case of a tender offer the Company shall pay such redeeming member a pro rata portion of the trust account, less taxes and any interest earned on the proceeds placed in the trust account actually withdrawn for working capital purposes.

24.4

In the event that the Company does not consummate a Business Transaction by 21 months after the consummation of the IPO, (such date being referred to as the "Termination Date”), this shall trigger an automatic redemption (an "Automatic Redemption Event") and the directors of the Company shall take all such action necessary either to redeem the IPO Shares or distribute (in whatever way the directors see fit) the Trust Account to the holders of IPO Shares, pro rata (net of taxes and up to 100% of the interest earned on the proceeds placed in the trust account which may be withdrawn for working capital purposes). In the event that the Company enters into an Automatic Redemption Event, only the holders of IPO Shares shall be entitled to receive pro rata redeeming distributions from the Trust Account and the Company shall pay no distributions from the Trust Account with respect to any other shares or outstanding securities of the Company.

24.5

A holder of IPO Shares shall be entitled to receive distributions from the Trust Account only in the event of an Automatic Redemption Event or in the event he demands redemption of his shares in accordance with Article 24.3 above. In no other circumstances shall a holder of IPO Shares have any right or interest of any kind in or to the Trust Account.

24.6

Immediately after the Company’s IPO, the amount of net offering proceeds received by the Company in the IPO (including proceeds of any exercise of the underwriter’s over-allotment option) specified in the Company’s registration statement on Form F-1 filed with the SEC (the “Registration Statement”) at the time it goes effective shall be deposited and thereafter held in the Trust Account.  Neither the Company nor any officer, director or employee of the Company will disburse any of the proceeds held in the Trust Account until the earlier of (i) a Business Transaction, (ii) an Automatic Redemption Event, or (iii) in payment of the redemption price to a redeeming Member as herein provided or in payment of the acquisition price for any shares which the Company elects to purchase, redeem or otherwise acquire in accordance with Article 6, in each case in accordance with the investment management trust agreement  governing the Trust Account; provided that (a) all interest may be released from time to time to the Company to cover operating expenses, and (b) the Company is entitled to withdraw such amounts from the Trust Account from time to time as would be required to pay any taxes on the interest earned on the Trust Account.

24.7

If a Member (other than an Insider) who, individually or together with any affiliate of his or any other person with whom he is acting in concert or as a “group" (as such term is defined under the Securities Act of 1933, as amended) (other than an Insider), owns or controls more than seventeen and one-half per cent (17.5%)  of the total IPO Shares which would ordinarily be entitled to vote, then the Member(s) or parties acting in concert or as a group (as the case may be) shall only be entitled to vote a maximum of seventeen and one-half per cent (17.5%) of the IPO Shares in the Company (pro rata to their respective holdings, as applicable). For the purposes of any resolutions, consents or other votes that may be required, the IPO Shares in excess of this seventeen and one-half per cent (17.5%) threshold shall not be entitled to vote.  This Article 24.7 shall be interpreted to be consistent with clause 7 of the Company’s Memorandum of Association. For the purposes of this article, an “Insider” means any officer, director or pre-IPO shareholder (and their respective affiliates).

NAME, ADDRESS AND DESCRIPTION OF INCORPORATOR

We, FH Corporate Services Ltd, of FH Chambers, P.O. Box 4649, Road Town, Tortola, British Virgin Islands, registered agent of the Company, hereby sign these Articles of Association for the purposes of incorporating a Private Company Limited by Shares under the BVI Business Companies Act, 2004 this 25 day of June 2010.

FH Corporate Services Ltd

P.O. Box 4649

Road Town, Tortola

British Virgin Islands

Incorporator

SGD. JOSE SANTOS

___________________

José Santos

For and on behalf of

FH Corporate Services Ltd